Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon Global Funding Corp.
Note-Backed Series 2002-16
*CUSIP:        21988G361       Class     A-1
               21988GBZ8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of          December 1, 2005.....                              $0.00
         Scheduled Income received on securities.....             $2,138,612.50
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$2,104,118.75
         Distribution to Class A-2 Holders.....                     -$34,493.75
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         June 1, 2006.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         December 1, 2005.....                               $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of         June 1, 2006.....                                   $0.00


                  UNDERLYING SECURITIES HELD AS OF              June 1, 2006

               Principal
                 Amount                           Title of Security
              ------------                        -----------------

              $55,190,000        Verizon Global Funding Corp. 7 3/4% Notes due
                                 December 1, 2030
                                 *CUSIP:        92344GAM8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.